Exhibit 99.1

NEWS RELEASE

For Immediate Release

Contacts:

Medarex, Inc.	Bristol-Myers Squibb Company
Laura S. Choi Investor Relations Phone: +1-609-430-2880, x2216	Kathy Baum Corporate Affairs Phone : +1-609-252-4227

Jean Mantuano Corporate Communications (media) Phone: +1-609-430-2880, x2221	John Elicker Investor Relations Phone : +1-212-546-3775

Bristol-Myers Squibb and Medarex Global Development and Commercialization Collaboration for MDX-010 Becomes Effective

Princeton, N.J.; January 13, 2005 – Bristol-Myers Squibb Company (NYSE: BMY) and Medarex, Inc. (Nasdaq: MEDX) today announced that the global development and commercialization collaboration agreement, previously announced by both companies on November 8, 2004, has become effective. The agreement became effective after all conditions were satisfied, including expiration of the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Under the collaboration agreement, Bristol-Myers Squibb and Medarex plan to jointly develop MDX-010, a fully human antibody investigational product targeting the CTLA-4 receptor, which is currently in Phase III clinical development for the treatment of metastatic melanoma.

As previously announced, Medarex will receive an initial cash payment of $50 million, of which $25 million will be for a purchase of Medarex’s common stock by Bristol-Myers Squibb. In addition, Medarex could receive up to $205 million if all regulatory milestones are met, and up to $275 million in sales-related milestones. Medarex has an option to co-promote and share profits with Bristol-Myers Squibb in the United States.  Bristol-Myers Squibb will receive an exclusive license outside of the United States and will pay royalties to Medarex on any commercial sales.

About Bristol-Myers Squibb

Bristol-Myers Squibb is a global pharmaceutical and related health care products company whose mission is to extend and enhance human life.

About Medarex

Medarex is a biopharmaceutical company focused on the discovery and development of fully human antibody-based therapeutics to treat life-threatening and debilitating diseases, including cancer, inflammation, autoimmune and infectious diseases. Medarex applies its UltiMAb™ technology and product development and clinical manufacturing experience to generate, support and potentially commercialize a broad range of fully human antibody products for itself and its partners. Twenty-one of these therapeutic products derived from Medarex technology are currently in human clinical testing, with the most advanced candidate currently in a Phase III clinical trial. Medarex is committed to

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building value by developing a diverse pipeline of antibody products to address the world’s unmet healthcare needs. For more information about Medarex, visit its website at www.medarex.com.

For Bristol-Myers Squibb

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding product development.  Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. Among other risks, there can be no guarantee that MDX-010 will be submitted for regulatory approval, will receive regulatory approval, or, if approved, will be commercially successful. No forward-looking statement can be guaranteed.  Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Bristol-Myers Squibb’s business, particularly those identified in the cautionary factors discussion in Bristol-Myers Squibb’s Annual Report on Form 10-K for the year ended December 31, 2003 and in our Quarterly Reports on Form 10-Q.  Bristol-Myers Squibb undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

For Medarex: Except for the historical information presented herein, matters discussed herein may constitute forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements.  Statements that are not historical facts, including statements preceded by, followed by, or that include the words “potential”; “believe”; “anticipate”; “intend”; “plan”; “expect”; “estimate”; “could”; “may”; or similar statements are forward-looking statements. Medarex disclaims, however, any intent or obligation to update these forward-looking statements. Risks and uncertainties include risks associated with product development, uncertainties related to the outcome of clinical trials, slower than expected rates of patient recruitment, unforeseen safety issues resulting from the administration of MDX-010 and/or MDX-1379 in patients, uncertainties associated with the collaborative process between Bristol-Myers Squibb and Medarex, uncertainties related to regulatory approval, product manufacturing and product commercialization as well as risks detailed from time to time in Medarex’s public disclosure filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and subsequent Quarterly Reports on Form 10-Q.  Copies of Medarex’s public disclosure filings are available from its investor relations department.

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